                                                                    EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                   IL FORNAIO (AMERICA) DELAWARE CORPORATION


         The undersigned, a natural person (the "Sole Incorporator"), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:


                                       I.

         The name of this corporation is Il Fornaio (America) Delaware Corporation.


                                      II.

         The address of the registered office of the corporation in the State of Delaware is 15 East North Street, City of Dover, County of Kent, and the name of the registered agent of the corporation in the State of Delaware at such address is the Incorporating Services.


                                      III.

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.


                                      IV.

         A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is twenty-five million shares (25,000,000). Twenty million (20,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Five million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).

         B. The Preferred Stock may be divided into such number of series as the Board of Directors may determine. Subject to the provisions of paragraph 6, the Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and



                                       1.
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imposed upon the Preferred Stock or any series thereof with respect to any wholly unissued class or series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

         C. Five hundred forty-two thousand two hundred twenty-five (542,225) shares of Preferred Stock are designated as shares of "Series B Preferred Stock." Five hundred twenty-one thousand seven hundred thirty-nine (521,739) shares of Preferred Stock are designated as shares of "Series C Preferred Stock." Five hundred twenty-one thousand seven hundred thirty-nine (521,739) shares of Preferred Stock are designated as shares of "Series D Preferred Stock." Four hundred fifty thousand (450,000) Shares of Preferred Stock are designated as Shares of "Series E Preferred Stock." Eight hundred twenty-five thousand (825,000) Shares of Preferred Stock are designated as Shares of "Series F Preferred Stock."

         D. The relative rights, preferences, privileges and restrictions of the Common Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock shall be in all respects identical, except for and subject to the following provisions:

         1. DIVIDENDS. Holders of the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of any assets at the time legally available therefor, any dividends or other distributions paid with respect to the Common Stock of the Corporation (the "Common Stock") in the same amount per share as holders of such Common Stock are entitled to receive, for the number of shares into which each share of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock is convertible. Dividends on the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock shall be payable in preference and prior to any payment of any dividend on the Common Stock of the Corporation. No dividends (other than those payable solely in Common Stock) shall be paid on the Common Stock during any fiscal year of the Corporation until all declared dividends on the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock are paid or set aside. The right to dividends on shares of the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock shall not be cumulative, and no right shall accrue to holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior period.



                                       2.
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         2.      LIQUIDATION PREFERENCE.

                 a.       PREFERRED STOCKS.

                          (1)     PREFERENCE.  In the event of any voluntary or
involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be entitled to receive, out of the assets of the Corporation, whether such assets are capital or surplus of any nature, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock of the Corporation, an amount equal to $4.6106 per share, $5.75 per share, $5.75 per share, $8.77 per share and $10.25 per share, respectively, plus a further amount equal to any dividends declared but unpaid on such shares, and no more. If upon such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation are insufficient to provide for the full preferential amounts to the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, then those assets of the Corporation available to be distributed to the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be distributed ratably among the holders of Preferred Stock in accordance with the preferential amounts due them.

                          (2)     CONSOLIDATION OR MERGER.  A consolidation or
merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, or a series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this subparagraph 2.a.

                 b. NONCASH DISTRIBUTIONS. If any of the assets of the Corporation are to be distributed other than in cash under this paragraph 2 or for any purpose, then the Board of Directors of the Corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Preferred Stock or Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock or Common Stock of the appraiser's valuation.

         3.      VOTING RIGHTS.

                 a. COMMON STOCK. Holders of each share of Common Stock shall be entitled to one vote per share and to vote together as a single class.

                 b. PREFERRED STOCK. Holders of each share of Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be entitled to that number of votes equal to the number of shares of Common Stock into which each share of Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock could be converted, respectively, on the record date for the vote or written consent of shareholders and, except as otherwise required by law, shall have voting rights and


                                       3.
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powers equal to the voting rights and powers of the Common Stock.  Holders of each share of Series D Preferred Stock shall not be entitled to voting rights, except as otherwise required by law. The holder of each share of Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the Corporation and shall vote together as a single class with holders of the Common Stock upon the election of directors and upon any other matter submitted to a vote of shareholders, except those matters required by law to be submitted to a class vote and as required under paragraph 6. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half rounded upward to one).

         4.      CONVERSION.

                 a. SERIES B PREFERRED STOCK AND SERIES C PREFERRED STOCK. Each share of Series B Preferred Stock and Series C Preferred Stock shall be convertible as follows:

                          (1)     AUTOMATIC CONVERSION.  Each share of Series B
Preferred Stock and Series C Preferred Stock shall automatically be converted into 1.262 shares of Common Stock (adjusted from one (1) share of Common Stock effective March 23, 1992), subject to adjustments as provided in subparagraph 4.a(3) below, as of the close of business on the day next preceding the day on which the first, if any, of the following occurs:

                                  (a)      PUBLIC OFFERING.  The closing of a
firm commitment public offering pursuant to a registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock the aggregate gross proceeds of which equal or exceed $7,500,000 filed with the Securities and Exchange Commission or any successor agency or body performing similar functions (hereinafter referred to as a "Public Offering"); or"

                                  (b)      ACQUISITION.  The consummation of
(i) any merger or consolidation between the Corporation and any other corporation which is not prior to that time an affiliate of the Corporation or
(ii) the sale, lease or exchange of all or substantially all of the assets of the Corporation to or with any person where either one of the following conditions is met (such transactions described in clauses (i) and (ii) above being hereinafter collectively referred to as "Acquisitions"):

                                        (A)     such conversion to Common Stock
is approved by a vote of the majority of all outstanding shares of Preferred Stock voting on an as-converted basis in accordance with paragraph 3.b. above; or

                                        (B)     the fair market value of Common
Stock (appropriately adjusted for subdivisions and combinations of shares of Common Stock), as determined by the Board of Directors, into which the Series B Preferred Stock and Series C Preferred Stock is to be



                                       4.
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converted is at least $12.10 per share (adjusted from $15.27 effective March
23, 1992) and shall be subject to adjustment from time to time for subdivisions and combinations of shares of Common Stock.

                                        For purposes of subparagraph 4.a(l) (b)
the term "person" shall include any individual, corporation, partnership, association or other entity, and the term "affiliate" shall have the meaning given in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on December 15, 1989. The Board of Directors shall have the power and duty to determine conclusively whether any conditions set forth in this subparagraph 4.a have been satisfied.

                                  (c)      CONVERSION MECHANICS.  A holder of
shares of Series B Preferred Stock or Series C Preferred Stock whose shares have been converted shall deliver the certificate(s) representing such shares to the Corporation or its duly authorized agent (or if such certificates have been lost, stolen or destroyed, such holder shall execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such conversion) specifying the place where the Common Stock issued in conversion shall be sent. The endorsement of the share certificate shall be in form satisfactory to the Corporation or such agent, as the case may be. The conversion shall be deemed to have occurred (whether or not certificates representing such shares are surrendered or indemnity agreements with respect to such shares are executed) as of the close of business on the day next preceding the day on which the first, if any, of the events set forth in subparagraphs 4.a(l) (a) or 4.a(l) (b) occurs, and all of the holders' rights with respect to such shares of Series B Preferred Stock and Series C Preferred Stock shall cease as of such date.

                          (2)     OPTIONAL CONVERSION.

                                  (a)      CONVERSION RATIO.  Each share of
Series B Preferred Stock and Series C Preferred Stock shall, subject to adjustments as provided in subparagraph 4.a(3) below, be convertible into 1.262 shares of Common Stock (adjusted from one (1) share of Common Stock effective March 23, 1992) at the option of the holder thereof, at any time.

                                  (b)      CONVERSION MECHANICS.  A holder of
shares of Series B Preferred Stock or Series C Preferred Stock desiring to convert such shares shall deliver to the Corporation or its duly authorized agent the certificate(s) representing such shares (or if such certificates have been lost, stolen or destroyed, such holder shall execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such conversion) accompanied by a written request to convert specifying the number of shares to be converted, the place where the Common Stock issued in conversion thereof shall be sent, and the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued. The endorsement of the share certificate and the request to convert shall be in form satisfactory to the Corporation or such agent, as the case may be. Such conversion shall be deemed to have occurred as of the close of business on the day next preceding the date of such delivery of such shares of Series B Preferred Stock or Series C Preferred Stock to be converted.


                                       5.
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The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of said date.

                          (3)     ADJUSTMENTS.  If the Corporation shall at any
time subdivide the outstanding shares of Common Stock, or shall issue as a dividend on shares of Common Stock other shares of Common Stock, the number of shares into which each share of Series B Preferred Stock and Series C Preferred Stock is convertible immediately prior to such subdivision or the issuance of such dividend shall be proportionately increased; and in case the Corporation shall at any time combine the outstanding shares of Common Stock, the number of shares into which each share of Series B Preferred Stock and Series C Preferred Stock is convertible immediately prior to such combination shall be proportionately decreased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

                          (4)     RESERVATION OF SHARES, ETC.

                                  (a)      RESERVATION OF SHARES.  The
Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock and the Series C Preferred Stock, the full number of shares of Common Stock deliverable upon conversion of all shares of Series B Preferred Stock and Series C Preferred Stock from time to time outstanding and the full number of shares of Common Stock deliverable upon conversion of all shares of Series C Preferred Stock that may potentially be outstanding as a result of the future conversion of all shares of Series D Preferred Stock from time to time outstanding into such shares of Series C Preferred Stock. The Corporation shall from time to time, in accordance with the laws of the State of California, increase the authorized amount of its shares of Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Series B Preferred Stock and Series C Preferred Stock at the time outstanding.

                                  (b)      CANCELLATION OF SHARES OF SERIES.
All certificates evidencing Series B Preferred Stock and Series C Preferred Stock surrendered for conversion shall be appropriately canceled on the books of the Corporation, and the shares so converted shall be restored to the status of authorized but unissued Preferred Stock of the Corporation.

                                  (c)      BOARD DETERMINATION.  The Board of
Directors shall have the power and the duty to determine conclusively whether any conditions set forth in this subparagraph 4.a have been satisfied.

                 b. SERIES D PREFERRED STOCK. Each share of Series D Preferred Stock shall be convertible as follows:

                          (1)     AUTOMATIC CONVERSION.  Immediately prior to
the automatic conversion of shares of Series C Preferred Stock pursuant to subparagraph 4.a(l) above, each share of Series D Preferred Stock shall automatically be converted into one (1) share of Series C


                                       6.
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Preferred Stock, subject to adjustment as provided in subparagraph 4.b(3)
below, as of the close of business on the day next preceding the day on which the first, if any, of the following occurs:

                                  (a)      PUBLIC OFFERING.  The closing of a
Public Offering as defined in subparagraph 4.a(1)(a) above; or

                                  (b)      ACQUISITION.  The consummation of an
Acquisition as defined in subparagraph 4.a(1)(b) above.

                                  (c)      CONVERSION MECHANICS.  A holder of
shares of Series D Preferred Stock whose shares have been converted shall deliver the certificate(s) representing such shares to the Corporation or its duly authorized agent (or if such certificates have been lost, stolen or destroyed, such holder shall execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such conversion) specifying the place where the Series C Preferred Stock issued in conversion thereof shall be sent. The endorsement of the share certificate shall be in form satisfactory to the Corporation or such agent, as the case may be. The conversion shall be deemed to have occurred (whether or not certificates representing such shares are surrendered or indemnity agreements with respect to such shares are executed) immediately prior to the close of business on the day next preceding the day on which the first, if any, of the events set forth in subparagraphs 4.a(1)(a) or 4.a(1)(b) occurs, and all of the holders' rights with respect to such shares of Series D Preferred Stock shall cease as of such date.

                          (2)     OPTIONAL CONVERSION.

                                  (a)      CONVERSION RATIO.  Each share of
Series D Preferred Stock shall, unless prohibited by law or regulation and subject to adjustments as provided in subparagraph 4.b(3) below, be convertible into one (1) share of Series C Preferred Stock at the option of the holder thereof, at any time.

                                  (b)      CONVERSION MECHANICS.  A holder of
shares of Series D Preferred Stock desiring to convert such shares shall deliver to the Corporation or its duly authorized agent the certificate(s) representing such shares (or if such certificates have been lost, stolen or destroyed, such holder shall execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such conversion) accompanied by a written request to convert specifying the number of shares to be converted, the place where the Series C Preferred Stock issued in conversion thereof shall be sent, and the name or names in which such holder wishes the certificate or certificates for Series C Preferred Stock to be issued. The endorsement of the share certificate and the request to convert shall be in form satisfactory to the Corporation or such agent, as the case may be. Such conversion shall be deemed to have occurred as of the close of business on the day next preceding the date of such delivery of such shares of Series D Preferred Stock to be converted. The person or persons entitled to receive the Series C Preferred Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Series C Preferred Stock as of said date.


                                       7.

                          (3)     ADJUSTMENTS.

                                  (a)      NO ADJUSTMENT UPON CHANGE IN COMMON
STOCK. The shares of Series D Preferred Stock are convertible into shares of Series C Preferred Stock, which shares of Series C Preferred Stock are subject to adjustment pursuant to, and upon the events described in, subparagraph 4.a(3). Therefore, upon such events, it is unnecessary to provide for, and the Corporation shall not make, any further direct adjustment of the number of shares of Series C Preferred Stock into which the Series D Preferred Stock is convertible.

                                  (b)      ADJUSTMENT UPON CHANGE IN SERIES C
PREFERRED STOCK. In the event of any stock split, stock dividend or other recapitalization that affects the Series C Preferred Stock without similarly affecting the Common Stock so as to trigger an adjustment pursuant to subparagraph 4.a(3), the number of shares of Series C Preferred Stock into which each share of Series D Preferred Stock is convertible immediately prior to such event shall be equitably adjusted, effective at the close of business on the date of such event.

                          (4)     RESERVATION OF SHARES, ETC.

                                  (a)      RESERVATION OF SHARES.  The
Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Series C Preferred Stock, solely for the purpose of effecting the conversion of the Series D Preferred Stock, the full number of shares of Series C Preferred Stock deliverable upon conversion of all shares of Series D Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of California, increase the authorized amount of its shares of Series C Preferred Stock (and, consequently, its shares of Common Stock) if at any time the authorized number of shares of Series C Preferred Stock (and, consequently, its Common Stock) remaining unissued shall not be sufficient to permit the conversion of all of the shares of Series D Preferred Stock at the time outstanding.

                                  (b)      CANCELLATION OF SHARES OF SERIES.
All certificates evidencing Series D Preferred Stock surrendered for conversion shall be appropriately canceled on the books of the Corporation, and the shares so converted shall be restored to the status of authorized but unissued Preferred Stock of the Corporation.

                                  (c)      BOARD DETERMINATION.  The Board of
Directors shall have the power and the duty to determine conclusively whether any conditions set forth in this subparagraph 4.b have been satisfied.

                 c. SERIES E AND SERIES F PREFERRED STOCK. Each share of Series E Preferred Stock and Series F Preferred Stock shall be convertible as follows:

                          (1)     AUTOMATIC CONVERSION.  Each share of Series E
Preferred Stock and Series F Preferred Stock, respectively, shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $8.77 and $10.25,


                                       8.

respectively, by the Series E Conversion Price and Series F Conversion Price, respectively, determined as hereinafter provided, in effect at the time of conversion, as of the close of business on the day next preceding the day on which the first, if any, of the following occurs:

                                  (a)      PUBLIC OFFERING.  The closing of a
Public Offering as defined in subparagraph 4.a(1)(a) above; or

                                  (b)      ACQUISITION.  The consummation of an
Acquisition as defined in subparagraph 4.a(l)(b) above.

                                  (c)      CONVERSION PRICE.  The price at
which shares of Common Stock shall be deliverable upon conversion of the Series E Preferred Stock (the "Series E Conversion Price") shall initially be $6.949287 per share (adjusted from $8.77 per share effective March 23, 1992). The price at which shares of Common Stock shall be deliverable upon conversion of the Series F Preferred Stock (the "Series F Conversion Price") shall initially be $8.122029 per share.

                                  (d)      CONVERSION MECHANICS.  A holder of
shares of Series E Preferred Stock or Series F Preferred Stock whose shares have been converted shall deliver the certificate(s) representing such shares to the Corporation or its duly authorized agent (or if such certificates have been lost, stolen or destroyed, such holder shall execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such conversion) specifying the place where the Common Stock issued in conversion shall be sent. The endorsement of the share certificate shall be in form satisfactory to the Corporation or such agent, as the case may be. The conversion shall be deemed to have occurred (whether or not certificates representing such shares are surrendered or indemnity agreements with respect to such shares are executed) as of the close of business on the day next preceding the day on which the first, if any, of the events set forth in subparagraphs 4.c(l)(a) or 4.c(l)(b) occurs, and all of the holders' rights with respect to such shares of Series E Preferred Stock or Series F Preferred Stock, as appropriate, shall cease as of such date.

                          (2)     OPTIONAL CONVERSION.

                                  (a)      CONVERSION.  Each share of Series E
Preferred Stock or Series F Preferred Stock, as appropriate, shall be convertible, at the option of the holder thereof, at any time into shares of Common Stock at the then effective Series E Conversion Price or Series F Conversion Price, as appropriate.

                                  (b)      CONVERSION MECHANICS.  A holder of
shares of Series E Preferred Stock or Series F Preferred Stock desiring to convert such shares shall deliver to the Corporation or its duly authorized agent the certificate(s) representing such shares (or if such certificates have been lost, stolen or destroyed, such holder shall execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such conversion) accompanied by a written request to convert specifying the number of shares to



                                       9.

be converted, the place where the Common Stock issued in conversion thereof shall be sent, and the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued. The endorsement of the share certificate and the request to convert shall be in form satisfactory to the Corporation or such agent, as the case may be. Such conversion shall be deemed to have occurred as of the close of business on the day next preceding the date of such delivery of such shares of Series E Preferred Stock or Series F Preferred Stock, as appropriate, to be converted. The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of said date.

                          (3) ADJUSTMENTS TO SERIES E CONVERSION PRICE OR SERIES F CONVERSION PRICE FOR CERTAIN DILUTING ISSUES.

                                  (a)      SPECIAL DEFINITIONS.  For purposes
of this subparagraph 4.c, the following definitions shall apply:

                                        (i)     "OPTIONS" shall mean rights,
options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

                                        (ii)    "ORIGINAL ISSUE DATE" shall
mean the date on which a share of Series E Preferred Stock or Series F Preferred Stock, as applicable, was first issued.

                                        (iii)    "CONVERTIBLE SECURITIES" shall
mean any evidences of indebtedness, shares (other than Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and Series F Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                                        (iv)    "ADDITIONAL SHARES OF COMMON
STOCK" shall mean all shares of Common Stock issued (or, pursuant to subparagraph 4.c(3)(c) deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                                        (A)      upon conversion of shares of
Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock or Series F Preferred Stock.

                                        (B)      to officers, directors or
employees of, or consultants to, the Corporation pursuant to a stock grant, option plan or purchase plan or other employee stock incentive program (collectively, the "Plans") approved by the Board of Directors;

                                        (C)      as a dividend or distribution
on Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock;



                                      10.

                                        (D)      by way of dividend or other
distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A), (B) and (C) or on shares of Common Stock so excluded.

                                  (b)      NO ADJUSTMENT OF CONVERSION PRICE.
No adjustment in the Series E Conversion Price or Series F Conversion Price, respectively, of a particular share of Series E Preferred Stock or Series F Preferred Stock, respectively, shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series E Conversion Price or Series F Conversion Price, as appropriate, in effect on the date of, and immediately prior to such issue, for such share of Series E Preferred Stock or Series F Preferred Stock.

                                  (c)      DEEMED ISSUE OF ADDITIONAL SHARES OF
COMMON STOCK.

                                        (i)     OPTIONS AND CONVERTIBLE
SECURITIES. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to subparagraph 4.c(3)(e) hereof) of such Additional Shares of Common Stock would be less than the Series E Conversion Price or Series F Conversion Price, as appropriate, in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                        (A)      no further adjustment in the
Series E Conversion Price or Series F Conversion Price, as appropriate, shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                        (B)      if such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Series E Conversion Price or the Series F Conversion Price, as appropriate, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be


                                      11.

recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series E Conversion Price or the Series F Conversion Price shall affect Common Stock previously issued upon conversion of the Series E Preferred Stock or the Series F Preferred Stock, as appropriate);

                                        (C)      upon the expiration of any
such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series E Conversion Price or the Series F Conversion Price, as appropriate, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                        (1)     in the case of Convertible
Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                                        (2)     in the case of Options for
Convertible Securities, the only Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to subparagraph 4.c(3) (e)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                        (D)      no readjustment pursuant to
clause (B) or (C) above shall have the effect of increasing the Series E Conversion Price or the Series F Conversion Price to an amount which exceeds the lower of (i) the Series E Conversion Price or the Series F Conversion Price, as appropriate, on the original adjustment date, or (ii) the Series E Conversion Price or the Series F Conversion Price, as appropriate, that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                                  (d)      ADJUSTMENT OF CONVERSION PRICE UPON
ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event this Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subparagraph 4.c(3)(c)) without consideration or for a consideration per share less than the


                                      12.

Series E Conversion Price or the Series F Conversion Price, as appropriate, in effect on the date of and immediately prior to such issue, then and in such event, the Series E Conversion Price or the Series F Conversion Price, as appropriate, shall be reduced, concurrently with such issue, to a price determined by multiplying the Series E Conversion Price or the Series F Conversion Price, as appropriate, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series E Conversion Price or the Series F Conversion Price, as appropriate; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided, however, the Series E Conversion Price or the Series F Conversion Price shall in no event be less than $4.56 per share (which was adjusted from $5.75 effective March 23, 1992) (as adjusted for stock splits, combinations and similar events) and provided further that, for the purposes of this subparagraph 4.c(3)(d) all shares of Common Stock issuable upon conversion of all outstanding Series E Preferred Stock or Series F Preferred Stock, as appropriate, and all outstanding Convertible Securities, and upon exercise of all outstanding Options bearing an exercise price which is lower than the price at which the Additional Shares of Common Stock were issued (or deemed to be issued), shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to subparagraph 4.c(3)(c) such Additional Shares of Common Stock shall be deemed to be outstanding.

                                  (e)      DETERMINATION OF CONSIDERATION.  For
purposes of this paragraph 4.c(3) the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                        (1)     CASH AND PROPERTY.  Such
                                                  consideration shall:

                                        (A)      insofar as it consists of
cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                        (B)      insofar as it consists of
property other than cash, be computed at the fair value thereof at the time of such issue, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment; and

                                        (C)      in the event Additional Shares
of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                                        (2)     OPTIONS AND CONVERTIBLE
SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock


                                      13.

deemed to have been issued pursuant to subparagraph 4.c(3)(c)(i), relating to Options and Convertible Securities, shall be determined by dividing

                                        (X)      the total amount, if any,
received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                        (Y)      the maximum number of shares
of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                                  (f)      ADJUSTMENTS TO SERIES E CONVERSION
PRICE AND SERIES F CONVERSION PRICE FOR STOCK DIVIDENDS AND FOR COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. In the event that this Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock) or in the event the outstanding shares of Common Stock shall be combined or consolidated by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series E Conversion Price and the Series F Conversion Price for any series of Preferred Stock in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                                  (g)      ADJUSTMENTS FOR RECLASSIFICATION AND
REORGANIZATION. If the Common Stock issuable upon conversion of the Series E Preferred Stock and the Series F Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in subparagraph 4.c(3)(f) above), the Series E Conversion Price and the Series F Conversion Price, as appropriate, then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series E Preferred Stock and the Series F Preferred Stock, as appropriate, shall be convertible into, in lieu of the number of shares of Common Stock which the holders


                                      14.

would otherwise have been entitled to receive, a number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series E Preferred Stock and the Series F Preferred Stock, as appropriate, immediately before that change.

                          (4)     NO IMPAIRMENT.  The Corporation will not, by
amendment of its Articles of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this paragraph 4.c and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series E Preferred Stock and the Series F Preferred Stock against impairment.

                          (5)     CERTIFICATE AS TO ADJUSTMENTS.  Upon the
occurrence of each adjustment or readjustment of the Series E Conversion Price or the Series F Conversion Price pursuant to this paragraph 4.c, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series E Preferred Stock or Series F Preferred Stock, as appropriate, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series E Preferred Stock or Series F Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
(ii) the Series E Conversion Price or the Series F Conversion Price, as appropriate, at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series E Preferred Stock or the Series F Preferred Stock, as appropriate.

                          (6)     RESERVATION OF SHARES, ETC.

                                  (a)      RESERVATION OF SHARES.  The
Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series E Preferred Stock and the Series F Preferred Stock, the full number of shares of Common Stock deliverable upon conversion of all shares of Series E Preferred Stock and Series F Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of California, increase the authorized amount of its shares of Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Series E Preferred Stock and Series F Preferred Stock at the time outstanding.

                                  (b)      CANCELLATION OF SHARES OF SERIES.
Series E Preferred Stock and Series F Preferred Stock surrendered for conversion shall be appropriately canceled on the books of the Corporation, and the shares so converted shall be restored to the status of authorized but unissued Preferred Stock of the Corporation.


                                      15.

                                  (c)      BOARD DETERMINATION.  The Board of
Directors shall have the power and the duty to determine conclusively whether any conditions set forth in this paragraph 4.c have been satisfied.

                                  (d)      FRACTIONAL SHARES.  No fractional
shares of Common Stock shall be issued upon conversion of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. The Corporation shall pay in cash to any stockholder who would be entitled to receive a fractional share as a result of the action set forth in this Article the fair market value of such fractional share as determined by the Board of Directors.

         5.      NOTICES.

                 a.       EVENTS.  If:

                          (1)     There shall occur any subdivision or
combination of outstanding shares of Common Stock or a dividend in Common Stock thereon; or

                          (2) There shall occur a voluntary or involuntary dissolution, liquidation, or winding up of the Corporation; or

                          (3)     There shall occur any determination by the
Board of Directors to proceed with a Public Offering or an Acquisition;

then, and in each such case, the Corporation shall cause to be mailed to the holders of record of the outstanding Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock at least fifteen days prior to the date hereinafter specified, a notice stating the date (i) which has been set as the record date for the purpose of such subdivision, combination or dividend, or (ii) on which such dissolution, liquidation, or winding up, Public Offering or Acquisition is to take place or, if earlier, which is the record date as of which holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Common Stock of record shall be entitled to participate in such transactions.

                 b. TRANSFER TAXES. The Corporation shall initially pay any and all issue and other taxes that may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock or Series C Preferred Stock, on conversion of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock in a name, other than that in which the shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock so converted or redeemed were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has reimbursed the Corporation in the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.

         6. PROTECTIVE PROVISIONS. In addition to any vote that may be required by law, so long as any of the Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock or Series F Preferred Stock shall be outstanding, the Corporation shall not, without obtaining the approval (by vote or written consent, as provided by law) of the holders of more than 50% of the then outstanding shares of each such series of Preferred Stock ("Series B Approval," "Series C Approval," "Series E Approval," and "Series F Approval," respectively) as indicated below:


                                      16.

                 a. subject to Series B Approval, alter or change the rights, preferences or privileges of the Series B Preferred Stock; subject to Series C Approval, alter or change the rights, preferences or privileges of the Series C Preferred Stock; subject to Series E Approval, alter or change the rights, preferences or privileges of the Series E Preferred Stock; or, subject to Series F Approval, alter or change the rights, preferences or privileges of the Series F Preferred Stock;

                 b. subject to Series B Approval, increase the authorized number of shares of Series B Preferred Stock; subject to Series C Approval, increase the authorized number of shares of Series C Preferred Stock; subject to Series E Approval, increase the authorized number of shares of the Series E Preferred Stock; or, subject to Series F Approval, increase the authorized number of shares of the Series F Preferred Stock;

                 c. subject to Series B Approval, create any new class or series of shares having preferences over Series B Preferred Stock as to dividends or assets; subject to Series C Approval, create any new class or series of shares having preferences over Series C Preferred Stock as to dividends or assets; subject to Series E Approval, create any new class or series of shares having preferences over Series E Preferred Stock as to dividends or assets; or, subject to Series F Approval, create any new class or series of shares having preferences over Series F Preferred Stock as to dividends or assets;

                 d. subject to Series B Approval, Series C Approval, Series E Approval and Series F Approval effect any sale or otherwise dispose of all or substantially all of its assets or consolidate with or merge with any other corporation or entity, or permit any other corporation or entity to consolidate or merge with it, except that any subsidiary of the Corporation may merge into any other subsidiary or into the Corporation;

                 e. subject to Series B Approval, Series C Approval, Series E Approval and Series F Approval, effect any reclassification or recapitalization in any of the Corporation's outstanding capital stock;

                 f. subject to Series C Approval, Series E Approval and Series F Approval, create any new class or series of Preferred Stock; provided, however, that (subject to subparagraph 6.c above) the Corporation may create such new class or series of Preferred Stock upon obtaining the approval by the shareholders of the Corporation as defined by Section 153 of the Corporations Code; or

                 g. subject to the prior approval of the holders of more than 50% of the then outstanding shares of Preferred Stock voting together as a single class on an as-converted basis in accordance with paragraph 3.b, issue any shares for consideration of less than $4.56 per share (which was adjusted from $5.75 effective March 23, 1992) (appropriately adjusted for all subdivisions and combinations of Common Stock) provided, however, that the Corporation may issue shares of Common Stock pursuant to any present or future stock option, stock purchase, bonus, savings, investment or other stock incentive programs for the benefit of the employees of


                                      17.

the Corporation or any subsidiary of the Corporation as may be approved by the Board of Directors of the Corporation.


                                       V.

         For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

         A.

                 (1) The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

                 (2) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

         Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                 (3) Subject to the rights of the holders of any series of Preferred Stock, the Board of Directors or any individual director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding stock of voting stock of the Corporation, entitled to vote at an election of directors


                                      18.

(the "Voting Stock") or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two thirds (66-2/3%) of the voting power of all the then outstanding shares of Voting Stock.

                 (4) Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

         B.

                 (1) Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

                 (2) The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

                 (3) No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws.

                 (4) Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.


                                      VI.

         A. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then


                                      19.

the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General corporation Law, as so amended.

         B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.


                                      VII.

         A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph
B. of this Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

         B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI and VII.


                                     VIII.

         The name and the mailing address of the Sole Incorporator is as follows:

            NAME                              MAILING ADDRESS

            LAURA M. RANDALL                  Cooley Godward LLP
                                              One Maritime Plaza, 20th Floor
                                              San Francisco, CA  94111-3580


         IN WITNESS WHEREO, this Certificate has been subscribed this 18th day of March, 1997 by the undersigned who affirms that the statements made herein are true and correct.


                                              /s/ Laura M. Randall
                                              ---------------------------------
                                              LAURA M. RANDALL
                                              Sole Incorporator


                                      20.